As filed with the Securities and Exchange Commission on May 14, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	Ten Post Office Square Boston, Massachusetts 02109 (617) 912-1900 (Address of Principal Executive Offices)	04-2976299 (I.R.S. Employer Identification No.)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2009 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Timothy L. Vaill

Chief Executive Officer

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, address, and telephone number of agent for service)

With copies to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer		Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $1.00 per share	4,203,004(2)	$5.64	$23,704,942	$1,322.74

(1)	This registration statement also relates to such indeterminate number of additional shares of common stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. (“Common Stock”) as may be required pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (the “Plan”) in the event of any stock dividends, stock splits, recapitalization, merger, consolidation or reorganization, forfeiture of stock under the Plan or other similar event.
(2)	This registration statement relates to 203,004 shares of Common Stock that may be issued upon the exercise of options granted under the Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan (the “Options”).
(3)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on May 7, 2009, as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*        The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

Incorporated by reference in this registration statement are the documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. (the “Company”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 11, 2009;

(b)	Current Reports on Form 8-K filed with the SEC on March 13, 2009, April 21, 2009 and April 27, 2009; and

(c)	The description of the Company’s common stock contained in the registration statement on Form S-3 filed with the SEC on April 21, 2009.

All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Company is a Massachusetts corporation. Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation and its shareholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) improper distributions, and (iv) transactions from which the director derived an improper personal benefit. The Company has adopted such provisions in Section 6.4 of its articles of organization.

Section 8.51 of the MBCA permits the Company to indemnify a director if the individual (i) acted in good faith, (ii) reasonably believed that his or her conduct was in the best interests of the Company or at least not opposed to the best interest of the Company, (iii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (iv) engaged in conduct for which he or she would not be liable under Section 6.4 of the Company’s articles of organization. Section 8.56 of the MBCA permits the Company to indemnify an officer to the same extent as a director, and to such further extent as may be provided in the Company’s articles of organization or by-laws. Indemnification may not be made under Section 8.51 of the MBCA until a determination has been made that indemnification is permissible because the director has met the relevant standard of conduct. Under Section 8.55 of the MBCA, that determination must be made by (i) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (ii) special legal counsel, or (iii) the stockholders.

Under Sections 8.53 and 8.56 of the MBCA, the Company may pay for or reimburse reasonable expenses prior to the final disposition of a proceeding involving a director or officer, provided that the director or officer has delivered a written undertaking of his or her good faith that he or she has met the standard of conduct necessary for indemnification, and a written undertaking to repay the funds if he or she is determined not to have met the relevant standard of conduct.

Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (i) the director or officer is entitled to mandatory indemnification under the MBCA, (ii) the director or officer is entitled to indemnification pursuant to a provision in the corporation’s charter or bylaws or in a contract or a board or shareholder resolution, or (iii) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

Section 6.3 of the Company’s articles of organization provides for indemnification of any person serving or who has served as a director, officer, employee or agent of the Company, to the full extent permitted, provided that as to any matter disposed of by a compromise payment by such director, officer, employee, agent or trustee, pursuant to a consent decree of otherwise, no indemnification either for such payment or for any other expenses shall be provided unless such compromise and indemnification is approved in the manner provided in the articles of organization. The Company and its directors and officers currently carry liability insurance.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc. filed on May 23, 1994 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on August 8, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 11, 2008).

4.5	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on September 30, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2008).

4.6	Articles of Amendment of Boston Private Financial Holdings, Inc., filed on November 19, 2008, creating the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2008).

4.7	By-laws of Boston Private Financial Holdings, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 6, 2007).

*5.1	Legal opinion from Goodwin Procter LLP as to the legality of the securities being registered.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson and Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

99.1	Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (incorporated by reference to Exhibit A of the Company’s definitive proxy statement filed on March 13, 2009).

*	Filed herewith

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the registration statement is on Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 14th day of May, 2009.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Timothy L. Vaill
Timothy L. Vaill
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David J. Kaye
David J. Kaye
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and David J. Kaye and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy L. Vaill Timothy L. Vaill	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 14, 2009

/s/ Walter M. Pressey Walter M. Pressey	President and Vice Chairman	May 14, 2009

/s/ David J. Kaye David J. Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2009

/s/ William A. Gratrix William A. Gratrix	Senior Vice President and Controller (Principal Accounting Officer)	May 14, 2009

/s/ Herbert S. Alexander Herbert S. Alexander	Director	May 14, 2009

/s/ Eugene S. Colangelo Eugene S. Colangelo	Director	May 14, 2009

/s/ Kathleen M. Graveline Kathleen M. Graveline	Director	May 14, 2009

/s/ Adolfo Henriques Adolfo Henriques	Director	May 14, 2009

/s/ Lynn Thompson Hoffman Lynn Thompson Hoffman	Director	May 14, 2009

/s/ Deborah F. Kuenstner Deborah F. Kuenstner	Director	May 14, 2009

/s/ John Morton III John Morton III	Director	May 14, 2009

/s/ William J. Shea William J. Shea	Director	May 14, 2009

/s/ Allen L. Sinai Dr. Allen L. Sinai	Director	May 14, 2009

/s/ Stephen M. Waters Stephen M. Waters	Director	May 14, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc. filed on May 23, 1994 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on August 8, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 11, 2008).

4.5	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on September 30, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2008).

4.6	Articles of Amendment of Boston Private Financial Holdings, Inc., filed on November 19, 2008, creating the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2008).

4.7	By-laws of Boston Private Financial Holdings, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 6, 2007).

*5.1	Legal opinion from Goodwin Procter LLP as to the legality of the securities being registered.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson and Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

99.1	Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (incorporated by reference to Exhibit A of the Company’s definitive proxy statement filed on March 13, 2009).

*	Filed herewith